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                                                                     EXHIBIT 10

[LETTERHEAD OF JOHN HANCOCK FINANCIAL SERVICES, INC.]

                                             April 30, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     John Hancock Variable Life Account U
     File Nos. 333-50312 and 811-3068

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 1 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Variable Life Account U as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                        Very truly yours,

                                        /s/ RONALD J. BOCAGE
                                        ------------------------
                                        Ronald J. Bocage
                                        Counsel